EXHIBIT 21.1


                         SUBSIDIARIES OF THE REGISTRANT



                                                            STATE OF
                                          PERCENTAGE      INCORPORATION
                                              OF               OR
PARENT              SUBSIDIARY            OWNERSHIP       ORGANIZATION
- ------              ----------            ---------       ------------

FASTNET             FASTNET                  100%           DELAWARE
CORPORATION         ACQUISITION, INC.

FASTNET             DASLIC                   100%           DELAWARE
CORPORATION         HOLDING
                    CORPORATION